Exhibit 99.1

FOR IMMEDIATE RELEASE
BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY

CASH DIVIDEND
Third quarter 2020 cash dividend of $0.16 per share
TEMPE, AZ, September 11,

2020 – Benchmark Electronics, Inc. (NYSE: BHE) today

announced that its Board of
Directors declared a quarterly dividend of $0.16 per share,

payable on October 14, 2020 to shareholders of record at

the
close of business on September 30, 2020.

About Benchmark Electronics, Inc.
Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative
technology and engineering design services, leveraging its optimized global supply chain and delivering world-class
manufacturing services in the following industries: commercial aerospace,

defense, advanced computing, next
generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's
global operations include facilities in seven countries and its common shares trade on the New York

Stock Exchange
under the symbol BHE.

For More Information, Please Contact:
Lisa K. Weeks, VP of

Strategy & Investor Relations
623-300-7052 or lisa.weeks@bench.com